                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                   May 9, 2003
                                 Date of Report
                        (Date of earliest event reported)

                          SORRENTO NETWORKS CORPORATION
               (Exact name of Registrant as specified in charter)

                                   NEW JERSEY
                 (State or other jurisdiction of incorporation)

      0-15810                                           22-2367234
(Commission File No.)                      (IRS Employer Identification Number)

                               9990 Mesa Rim Road
                           San Diego, California 92121
                     (Address of Principal Executive Office)

                                 (858) 558-3960
              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

Settlement agreement reached

Sorrento Networks Corporation (the "Company") has reached an agreement with its former Chairman and Founder, Par Chadha, to resolve litigation previously filed between the parties. As part of the settlement, the Company will transfer 566,000 shares of the stock it owns in Entrada Networks, Inc. to Mr. Chadha and there will be an exchange of mutual releases by the Company and Mr. Chadha and certain of his affiliates. The settlement is conditioned upon the consummation of the Company's proposed capital restructuring as well as on the execution of mutual releases between Mr. Chadha and certain of his affiliates and the Company's debenture holders and certain holders of its subsidiary, Sorrento Networks, Inc.'s Series A Preferred Stock.

Nasdaq

The Company has received a decision from the Nasdaq Listing Qualifications Panel granting our request for a short extension of time to complete the proposed capital restructuring. The Panel amended the terms of its April 4, 2003 decision to give the Company until May 30, 2003 to comply with its listing requirement of shareholders' equity of at least $10 million, and the Company must demonstrate compliance with all other requirements for continued listing on the Nasdaq National Market.

A copy of the press release announcing the foregoing events is attached as an exhibit to this report.

This report contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the industries in which we operate, our beliefs and our management's assumptions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. For a list and description of such risks and uncertainties, see the reports filed by Sorrento Networks Corporation with the Securities and Exchange Commission.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Not applicable

     (b)  Not applicable

     (c)  Exhibits      Description
          --------      -----------

          99.1          Press Release dated May 6, 2003.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                SORRENTO NETWORKS CORPORATION

DATE: May 9, 2003               By: /s/ Joe R. Armstrong
                                    -----------------------------------------
                                    Joe R. Armstrong, Chief Financial Officer